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                                                    EXHIBIT 23.1

                       [Letterhead of Ernst & Young]


                       Consent of Independent Auditors

We consent to the use of our reports dated February 9, 1994, and March 9, 1995 with respect to the consolidated financial statements of First Reserve Gas Company included in the current report of Crystal Oil Company on Form 8-K/A dated August 30, 1995, filed with the Securities and Exchange Commission, and the incorporation by reference of such report in the Crystal Oil Company Registration Statement No. 33-61114 dated April 15, 1993, and No. 33-66628 dated July 28, 1993, on Form S-8 filed with the Securities and Exchange Commission.



                                       /s/  ERNST & YOUNG LLP
                                     ---------------------------
                                          ERNST & YOUNG LLP

Dallas, Texas
August 29, 1995